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                                   EXHIBIT 10
                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                      SECOND AMENDMENT TO LEASE AGREEMENT



     THIS AMENDMENT, dated as of March 29, 1995, is entered into by and between INFORMATION RESOURCES, INC., a Delaware corporation ("Tenant") and RANDOLPH/CLINTON LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"). This amendment amends that certain Lease Agreement between Landlord and Tenant dated as of September 27, 1990 (the "Original Lease "), as amended by an Amendment Number 1 to Lease Agreement dated as of March 27, 1991 (the Original Lease, as so amended, is referred to herein as the "Lease"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Lease. Landlord and Tenant hereby amend the Lease as follows:

     1. Paragraph 5(a) of the Lease is hereby amended so that the initial Term of the Lease shall expire on the last day of the 240th calendar month next following the date of the Original Lease, it being understood that it is the intention of the Landlord and Tenant to extend the initial Term to October 31,
2010.  The Expiration Date shall mean October 31, 2010.   Paragraph 5(b) of the
Lease is amended and re stated in its entirety to read as follows:

               (b) Provided that on or before October 31, 2010 this Lease shall not have been terminated pursuant to any provision hereof, on October 31, 2010 the Term of this Lease shall be deemed to have been automatically extended for an additional period of five years unless Tenant shall notify Landlord in writing in recordable form on or prior to April 30, 2009 that Tenant is terminating this Lease as of October 31, 2010. Any such extension of the Term shall be subject to all the provisions of this Lease, as the same may be amended, supplemented or modified.

          2. Landlord hereby waives any requirement that Tenant comply with the Fixed Charged Coverage Ratio tests set forth in clause (ii) in Section C.(iii) of Exhibit E to the Lease for the fiscal year ending December 31, 1994 and for any period in calendar year 1995.

          3. Section C.(i) of Exhibit E to the Lease is hereby amended by requiring the Tenant to maintain a minimum Consolidated Tangible Net Worth of at least $100,000,000.00 for the period January 1, 1995 through and including December 1, 1995.

          4. All references in Exhibit E to Tangible Net Worth shall be deemed to be a reference to Consolidated Tangible Net Worth.

          5. Promptly after the date hereof, Tenant and Landlord shall execute an amendment to the existing memorandum of Lease to reflect the extension of the initial Term. Tenant shall pay Landlord's reasonable legal fees and expenses incurred in preparing such amendment and this agreement.

          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.


                                       INFORMATION RESOURCES, INC.



                                       By:  /s/ James G. Andress
                                          --------------------------------



                                       RANDOLPH/CLINTON LIMITED PARTNERSHIP

                                       By:  QRS 10-1 (ILL), INC.,
                                            general partner


                                       By:  /s/ H. Cabot Lodge III
                                          --------------------------------